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                                   EXHIBIT D

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                              Purnendu Chatterjee,
                             as General Partner of
                       Chatterjee Fund Management, L.P.,
                             as General Partner of
                             Winston Partners, L.P.




                                       TO


                               Peter Alan Hurwitz


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                               POWER OF ATTORNEY
                              Statutory Short Form

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                            Dated, November 18, 1994




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                               POWER OF ATTORNEY

  Notice: This is an important document. Before signing this document, you should know these important facts. The purpose of this power of attorney is to give the person whom you designate (your "Agent") broad powers to handle your property, which may include powers to pledge, sell, or otherwise dispose of any real or personal property without advance notice to you or approval by you.
You may specify that these powers will exist even after you become disabled, incapacitated, or incompetent. The powers that you give your Agent are explained more fully in New York General Obligations Law, Article 5, Title 15, Sections 5-1502A through 5-1503, which expressly permits the use of any other or different form of power of attorney desired by the parties concerned. This document does not authorize anyone to make medical or other health care decisions for your. If there is anything about this form that you do not understand, you should ask a lawyer to explain it to you.

  KNOW EVERYONE BY THESE PRESENTS, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of New York General Obligations Law:

  That I, Purnendu Chatterjee, as General Partner of Chatterjee Fund Management, L.P., as General Partner of Winston Partners, L.P., 888 Seventh Avenue, New York, New York 10106, do hereby appoint

  Peter Alan Hurwitz, 888 Seventh Avenue, New York, New York 10106.

  IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:


  (A)  real estate transactions;  .....................[PC]   (H)  if the blank space in the box
  (B)  chattel and goods transactions; ................[PC]        to the right is initialed by
  (C)  bond, share and commodity transactions;.........[PC]        the principal, this power of
  (D)  banking transactions; ..........................[PC]        attorney shall not be affected
  (E)  business operating transactions; ...............[PC]        by the subsequent disability or
  (F)  claims and litigation; .........................[PC]        incompetence of the principal; ......[  ]
  (G)  records, reports and statements; ...............[PC]

To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this instrument.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed my seal on November 18, 1994



           /s/ Purnendu Chatterjee                    (Seal)
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          (Signature of Principal)